    As filed with the Securities and Exchange Commission on April 9, 1999
                                                 Registration No. 333-74587

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               USWEB CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                      870551650
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                   Identification Number)

                         2880 LAKESIDE DRIVE, SUITE 300
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 987-3200

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  WARRANTS ISSUABLE UNDER CLOUDBREAK AGREEMENT
                           (Full title of the plans)

                                 ROBERT W. SHAW
                            CHIEF EXECUTIVE OFFICER
                               USWEB CORPORATION
                         2880 LAKESIDE DRIVE, SUITE 300
                         SANTA CLARA, CALIFORNIA 95054
                                 (408) 987-3200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               MARK BONHAM, ESQ.
                              KEVIN GALLIGAN, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050

                         POST-EFECTIVE AMENDMENT NO. 1
                                      TO
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by USWeb Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (f) The Company's post-effective amendment no. 7 to its Registration Statement on Form S-4 (File No. 333-38351) filed on March 31, 1999 pursuant to the Securities Act of 1933, as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that no director shall be liable for monetary damages for breach of fiduciary duty as a director, to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Bylaws require indemnification of directors and officers and gives the Company the power to indemnify each of its employees and agents, to the maximum extent and in the manner permitted by Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any person who is or was an officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

  Exhibit
  Number              Description
  -------             -----------

   5.1*   Opinion of Counsel as to legality of securities being registered.

  23.1    Consent of Independent Accountants.

  23.2*   Consent of Counsel (contained in Exhibit 5.1).

  24.1*   Power of Attorney

--------------------

   *  Previously filed with this Registration Statement

ITEM 9.   UNDERTAKINGS.

     (1)  The undersigned Registrant hereby undertakes:

       (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 7th day of April, 1999.

                                     USWEB CORPORATION

                                     By:  /s/  TOBIN COREY
                                          --------------------
                                          Tobin Corey
                                          President and Chief
                                          Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of April, 1999.

      SIGNATURES                                 TITLE


----------------------------   Chairman of the Board and Director
   Mark Kvamme


          *                    Chief Executive Officer (Principal Executive
----------------------------   Officer) and Director
   Robert W. Shaw


          *                    Executive Vice President, Chief Financial
----------------------------   Officer and Secretary (Principal Financial
   Carolyn V. Aver            Officer)


/s/ TOBIN COREY                President, Chief Operating Officer and Director
----------------------------
   Tobin Corey


          *                    Director
----------------------------
   Robert Hoff


          *                    Director
----------------------------
   Joseph Marengi



----------------------------   Director
   Gary Rieschel


          *                    Director
----------------------------
   Klaus Schwab


     POWER OF ATTORNEY


* By: /s/ FRANK SLATTERY
      ------------------------------------
          Frank Slattery, Attorney-in-fact

EXHIBITS.

 Exhibit
 Number     Description
  ------    -----------
   5.1*     Opinion of Counsel as to legality of securities being registered.

  23.1      Consent of Independent Accountants.

  23.2*     Consent of Counsel (contained in Exhibit 5.1).

  24.1*     Power of Attorney.
------------------

   *  Previoiusly filed with this Registration Statement.